Exhibit 10.3

Wells Fargo Bank, National Association
550 South Tryon Street, 33rd Floor
MAC: D1086-330
Charlotte, NC 28202
Attention: William R. Goley, Managing Director

Re: First Amendment

June 11, 2020

Reference is made to that certain Amended and Restated Standby Letter of Credit Agreement, dated as of June 21, 2019 (the “LC Agreement”), by and among Renaissance Reinsurance Ltd., a Bermuda company, DaVinci Reinsurance Ltd. a Bermuda company, Renaissance Reinsurance U.S. Inc., a Maryland corporation, and RenaissanceRe Europe AG, a Swiss corporation (Aktiengesellschaft), as applicants (collectively, the “Applicants” and each, an “Applicant”), RenaissanceRe Holdings Ltd., a Bermuda company, as guarantor, and Wells Fargo Bank, National Association (“Bank”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the LC Agreement.

The Credit Parties desire to amend the LC Agreement to provide for a higher limitation on the aggregate Outstanding Unsecured Credits of the Applicants. Bank has agreed to amend the LC Agreement to provide for such higher limitation on the terms and conditions set forth herein. Therefore, in consideration of the foregoing, the parties hereto agree that the last sentence of Section 1(b) of the LC Agreement is hereby amended by deleting “$25,000,000” and inserting in its place “$100,000,000”.

Each Credit Party hereby represents and warrants with respect to itself to Bank as follows: (i) all representations and warranties of the Credit Parties contained in the LC Agreement and the other Credit Documents (including the representations and warranties set forth in Section 5 of the LC Agreement) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereto, which representations and warranties are true and correct in all respects subject to such qualification) as of the date hereof, both immediately before and after giving effect to this first amendment (“First Amendment”) (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereto, which representations and warranties are true and correct in all respects subject to such qualification) as of such date), and (ii) no Event of Default has occurred and is continuing immediately after giving effect to this First Amendment.
Each Credit Party hereby represents and warrants to Bank that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment. This acknowledgement and confirmation by the Credit Parties is made and delivered to induce Bank to enter into this First Amendment, and the Credit Parties acknowledge that Bank would not enter into this First Amendment in the absence of the acknowledgement and confirmation contained herein.

Each Credit Party hereby confirms and agrees that, after giving effect to this First Amendment, and except as expressly amended hereby, the LC Agreement and the other Credit

Documents to which it is a party remain in full force and effect and enforceable against such Credit Party in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendment contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of any Credit Party evidenced by or arising under the LC Agreement or the other Credit Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. Upon the execution of this First Amendment by the undersigned, each reference in the LC Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the LC Agreement shall mean and be a reference to the LC Agreement as modified by this First Amendment, and a reference to the LC Agreement in any other instrument or document shall be deemed a reference to the LC Agreement as modified by this First Amendment. This First Amendment is limited to the matters expressly set forth herein and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the LC Agreement or the other Credit Documents except as expressly set forth herein. This First Amendment shall constitute a Credit Document under the terms of the LC Agreement.

This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement. The execution of this First Amendment may be evidenced by way of facsimile, email or other means of electronic transmission, of such party’s signature, or a photocopy of such facsimile transmission, and such facsimile or other electronic signature shall be deemed to constitute the original signature of such party thereto. This First Amendment and all claims arising out of or relating to it shall be governed by and construed in accordance with the substantive laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New York). Any disputes, claims or controversies relating to this First Amendment or the matters contained herein shall be resolved in accordance with Sections 11 and 12, as applicable, of the LC Agreement, which sections are hereby incorporated into this First Amendment as if fully set forth herein, mutatis mutandis.

             Very truly yours,

RENAISSANCE REINSURANCE LTD.

By:	/s/ Matthew W. Neuber
	Name:	Matthew W. Neuber
	Title:	Senior Vice President & Corporate Treasurer

DAVINCI REINSURANCE LTD.

By:	/s/ Aditya K. Dutt
	Name:	Aditya K. Dutt
	Title:	Class A Director

RENAISSANCE REINSURANCE U.S. INC.

By:	/s/ James Conway
	Name:	James Conway
	Title:	Senior Vice President, General Counsel & Secretary

RENAISSANCERE EUROPE AG

By:	/s/ Matthew W. Neuber
	Name:	Mathew W. Neuber
	Title:	Authorized Person

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Robert Qutub
	Name:	Robert Qutub
	Title:	Executive Vice President & Chief Financial Officer

[Signature Page to First Amendment]

Acknowledged and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ William R. Goley
	Name:	William R. Goley
	Title:	Managing Director

[Signature Page to First Amendment]